                                  SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

       INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                           Check the appropriate box:
                      [X] Preliminary information statement
                [ ] Confidential, for use of the Commission only
                       (as permitted by Rule 14c-5(d)(2)
                      [ ] Definitive information statement

                                  FEMONE, INC.
                               ------------------

                (Name of Registrant as Specified in Its Charter)
                               [X] No Fee Required
  [ ] Fee Computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4. Proposed aggregate offering price:

5. Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount previously paid:

2. Form, schedule, or registration statement number:

3. Filing party:

4. Date filed:

NOTES:

                        PRELIMINARY INFORMATION STATEMENT
                             DATED: DECEMBER 8, 2004
                                  FEMONE, INC.
                         5600 Avenida Encinas, Suite 130
                             Carlsbad, CA, USA 92008


                              INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY IN CONNECTION WITH ANY SHAREHOLDER VOTE PROPOSED HEREIN, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement (the "Information Statement") is furnished to the shareholders of FemOne, Inc., a Nevada corporation (the "Company") with respect to certain proposed corporate actions of the Company (the "Proposals"). This information is first being provided to shareholders on or about December 17, 2004.

The Proposals have been set out in three (3) corporate Resolutions, already approved by the Board of Directors of the Company, and are expected to be passed by a majority of the outstanding shares of our capital stock at the earliest opportunity following full compliance with all applicable securities filings with the United States Securities and Exchange Commission under Rule 14C-101, and the passage of applicable waiting periods with respect to the implementation of such Resolutions.

The Proposals which are the subject of this Information Statement are as follows:

1. That the shareholders authorize the Company to increase the number of authorized shares of its common stock to five hundred million (500,000,000) shares.

2. That the Articles of Incorporation of the Company be amended and restated to reflect Proposal 1 above, and filed with the Nevada Office of the Secretary of State. Specifically, Article Three of the amended and restated Articles of Incorporation is to read, in its entirety, as follows:

"ARTICLE THREE: The Company is authorized to issue one (1) class of stock, which is voting Common Stock. The shares of Common Stock which this Company is authorized to issue shall have a par value of One-Tenth of One Cent ($.001) per share and the number of shares of Common Stock this Company is authorized to issue is five hundred million (500,000,000) shares.

3. That the shareholders authorize the amendment of the Company's 2004 Stock Incentive Plan (the "Plan") to permit the Company to increase the number of shares available pursuant to the Plan to twelve million five hundred thousand (12,500,000) shares.

ONLY THE COMPANY'S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON DECEMBER 13, 2004 (THE "RECORD DATE") ARE ENTITLED TO NOTICE OF THE PROPOSALS. PRINCIPAL SHAREHOLDERS WHO COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY'S OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSALS HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF THE PROPOSALS. MOST OF THESE SHARES ARE HELD BY PERSONS WHO ARE ALSO DIRECTORS OF OUR COMPANY, AND HAVE THEREFORE ALREADY APPROVED THE MATTERS COVERED BY THE PROPOSALS. AS A RESULT, THE PROPOSALS ARE EXPECTED TO BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THE DEFINITIVE INFORMATION STATEMENT, AND AS SOON THEREAFTER AS PRACTICABLE.

This Information Statement is accompanied by the Company's Annual Report for the fiscal year ended December 31, 2003, which has been previously filed with the Securities and Exchange Commission.

BY ORDER OF THE BOARD OF DIRECTORS

                           /s/  RAY W. GRIMM, JR.
                           ------------------------------------
                           Ray W. Grimm, Jr.
                           CHIEF EXECUTIVE OFFICER
                           Dated  December 8, 2004

                                TABLE OF CONTENTS

ABOUT THE INFORMATION STATEMENT                                         Page  1

     What is the Purpose of the Information Statement?                  Page  1

     Who is Entitled to Notice?                                         Page  1

     What Constitutes the Voting Shares of the Company?                 Page  1

     What Corporate Matters will the Principal Shareholders
     Vote for and How will they Vote?                                   Page  1

     What Vote is Required to Approve the Proposals?                    Page  2

DISSENTERS' RIGHTS OF APPRAISAL                                         Page  2

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF                         Page  2


PROPOSAL NO. 1 - AUTHORIZATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK UPON FILING OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

PROPOSAL NO. 2 - AUTHORIZATION TO FILE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL COMMON STOCK, AS SET FORTH IN PROPOSAL 2 ABOVE

PROPOSAL NO. 3 - AUTHORIZATION TO AMEND THE COMPANY'S 2004 STOCK
INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE IN THE PLAN



AVAILABLE  INFORMATION

EXHIBITS

                                  FEMONE, INC.
                         5600 Avenida Encinas, Suite 130
                             Carlsbad, CA, USA 92008
                              INFORMATION STATEMENT
                                DECEMBER 8, 2004

This information statement contains information related to certain corporate actions of FemOne, Inc., a Nevada corporation (the "Company"), and is expected to be mailed to shareholders on or before December 18, 2004.

                         ABOUT THE INFORMATION STATEMENT
                WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This information statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of principle shareholders.

Shareholders holding a majority of the Company's outstanding common stock are expected to vote in favor of certain corporate matters outlined in this Information Statement, which action is expected to take place on or before January 7, 2005, consisting of the approval to (1) authorize an increase in the number of authorized shares of the Company's common stock; (2) authorize the filing of an amendment and restatement of the Company's Articles of Incorporation; and (3) authorize an amendment of the Company's 2004 Stock Incentive Plan (the "Plan") to permit the Company to increase the number of shares available pursuant to the Plan.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of common stock as of record on the close of business on, December 13, 2004, (the "Record Date") will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the record date that held in excess of fifty percent (50%) of the Company's outstanding shares of common stock have indicated that they will vote in favor of the Proposals. Under Nevada corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposals is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the proposals consists of the vote of the holders of a majority of the voting power of the common stock, each of whom is entitled to one vote per share. As of the record date, __________ shares of common stock were issued and outstanding.

WHAT CORPORATE MATTERS WILL THE SHAREHOLDERS VOTE FOR, AND HOW WILL THEY VOTE?

Shareholders holding a majority of our outstanding stock have indicated that they will vote in favor of the following Proposals:

1. TO AUTHORIZE THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL COMMON STOCK TO FIVE HUNDRED MILLION (500,000,000) SHARES;

2. TO AUTHORIZE THE FILING OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL COMMON STOCK IN THE AMOUNT SPECIFIED IN PROPOSAL 1 ABOVE; AND

3. AUTHORIZATION TO AMEND THE COMPANY'S 2004 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE IN THE PLAN.


WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

The affirmative vote of a majority of the shares of our Common Stock outstanding on the record date, is required for approval of the Proposals. We believe that such majority will vote in favor of the Proposals.


                         DISSENTERS' RIGHTS OF APPRAISAL

There is no provision in the Nevada General Corporation law, nor in our Articles of Incorporation or Bylaws, providing our stockholders with dissenters' rights of appraisal to demand payment in cash for their shares of Common Stock in connection with the implementation of any of the Proposals described in this Information Statement.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of December 8, 2004. As of such date, the Company had 31,634,773 shares of common stock issued and outstanding and no other shares issued and outstanding. The table below identifies all shares of the Company's common stock that were owned by (i) all shareholders known to the Company to be beneficial owners of more than 5% of the Company's outstanding common stock; (ii) each director and executive officer of the Company; and (iii) all officers and directors of the Company as a group, in each case as of December 8, 2004. Except as may be otherwise indicated in the footnotes to the table below, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

  TITLE AND PERCENT
     OF COMMON                           NAME AND ADDRESS OF                           AMOUNT AND NATURE OF
    STOCK OWNED                           BENEFICIAL OWNER                               BENEFICIAL OWNER
------------------------             -------------------------------                 -----------------------
Common                               Ray W. Grimm, Jr.
33.51%                               Officer, Director                                 10,601,811
                                     5600 Avenida Encinas, Suite 130
                                     Carlsbad, CA, USA 92008


Common                               Alfred Hanser                                      7,891,225
24.94%                               Officer, Director
                                     5600 Avenida Encinas, Suite 130
                                     Carlsbad, CA, USA 92008

Common                               Joseph V. Caracciolo                                 121,760
*%                                   Director
                                     5600 Avenida Encinas, Suite 130
                                     Carlsbad, CA, USA 92008


* Owns less than 1.0%

Shares of all directors and Executive officers as a group                              18,614,796

               PROPOSAL 1 - INCREASING OUR AUTHORIZED COMMON STOCK

The Company entered into a Securities Purchase Agreement with certain investors (the "Investors") as of July 23, 2004 (the "Purchase Agreement"), under which the Investors purchased 12% Callable Convertible Promissory Notes and Warrants to purchase common stock of the Company. As a part of that financing, we became committed to reserve for issuance more shares of common stock than we presently have authorized but unissued, and we promised our Investors that we would increase our authorized number of shares we can issue to a number sufficient to satisfy our contractual obligations under the Purchase Agreement. Additionally, the Company desires to have further shares of authorized by unissued common stock available for subsequent financing and/or for acquisitions as opportunities may present themselves. Approval of this Proposal by the shareholders will address all of these considerations.

Our Board of Directors has determined that it would be in the best interests of the Company and our shareholders to increase the amount of our shares of common stock for the reasons described above. Management has recommended, and our Board of Directors has approved, increasing the amount of our authorized common stock to 500,000,000 shares.

Upon the filing with and acceptance by the Nevada Office of the Secretary of State of the amendment and restatement of our Articles of Incorporation (as reflected in Proposal 2 below), the result will be to nearly quadruple the amount of our capital common stock. Our Board of Directors believes that this increase in our available capital stock is in the best interests of our Company and its stockholders, because it will allow us to meet our obligations under the Purchase Agreement, and also make available additional shares of common stock for use in future offerings, as well as acquisitions, incentive stock programs and other corporate purposes. The available additional shares of common stock may be issued from time to time as our Board of Directors determines, without further action of the stockholders. Although our Board of Directors has no current plans to use such shares to entrench present management, it may be able to use the available additional shares as a defensive tactic against hostile takeover attempts. However, to our management's knowledge, no hostile takeover attempts currently are threatened.

We anticipate filing an amendment and restatement of our Articles of Incorporation with the Nevada Office of the Secretary of State, in substantially the form attached as Exhibit A to this Information Statement, on or before January 7, 2005.

     PROPOSAL 2 - AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION

Once the increase in our capital stock is authorized through approval of Proposal Number 1 above, our Articles must be amended formally through the filing with and acceptance by the Nevada Office of the Secretary of State. While we could merely amend our Articles to reflect this increase, management feels that it would be easiest for our shareholders to have to obtain only one document to determine the provisions set forth in our Articles of Incorporation and, accordingly, we are restating the increase of the authorized number of shares of our common stock into a single document for ease of reference. As stated above, we anticipate filing an Amendment and Restatement of Articles of Incorporation with the Nevada Secretary of State in substantially the form attached as Exhibit A to this Information Statement on or before January 7, 2005.

          PROPOSAL 3 - INCREASING THE NUMBER OF SHARES AVAILABLE UNDER
                            OUR STOCK INCENTIVE PLAN

The Company's Board of Directors and shareholders previously authorized the establishment and maintenance of a stock incentive plan, providing for the issuance of up to 3,700,000 qualified and non-qualified incentive stock options and direct stock grants to officers, employees, consultants and others providing services to the Company, including, without limitation, to persons serving on the Company's Board of Directors, in accordance with the terms of its stock incentive Plan. As of the date of this Information Statement, 2,492,906 stock options have been granted under the 2004 Stock Incentive Plan and have exercise prices ranging from $0.05 to $0.65 per share of common stock. This number represents the stock options that were previously granted by the Company's wholly-owned subsidiary, FemOne California, Inc. ("FemOne California") to key employees and consultants of FemOne California in accordance with its 2003 Stock Option/Issuance Plan. Subsequently, in connection with its merger with New Paltz Capital Corp. on October 22, 2003, those stock options were assumed by the Company and, accordingly, replacement stock options will be granted under the Company's 2004 Stock Incentive Plan to replace the stock options that were granted under FemOne California's 2003 Stock Option/Issuance Plan. As of the date of this proxy statement, the Company's Executive Officers do not hold and have not been granted stock options under the 2004 Stock Incentive Plan.

                              AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act we file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may inspect and copy the reports, proxy statements and other information filed by us with the Commission at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549, and as well as the Commission's Regional Offices. You may also call the Commission at 1-800-SEC-0330 for more information about the public reference room, how to obtain copies of documents by mail or how to access documents electronically on the Commission's Web site at (http://www.sec.gov).

The Board of Directors of the Company knows of no matters, other than those described in this Information Statement, which have been recently approved or considered by the holders of the Company's Common Stock.

BY ORDER OF THE BOARD OF DIRECTORS


                                     /s/ Ray W. Grimm, Jr.
                                     -----------------------------------
                                     Ray W. Grimm, Jr.
                                     Chief Executive Officer
                                     Dated December 8, 2004

                                    EXHIBIT A
                                    ---------



                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                  FEMONE, INC.

To the Secretary of State
State of Nevada

Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers of FemOne, Inc. (the "Corporation"), which is a corporation for profit organized under the laws of the State of Nevada, do hereby certify that the following is the entire text of the Articles of Incorporation of the Corporation as heretofore amended and as hereby restated, and that the Board of Directors of the Corporation at a meeting duly convened and held on the 1st day of December, 2004 adopted resolutions to amend and restate the Corporation's Articles of Incorporation as follows:

         ARTICLE ONE:      The name of the Corporation is FemOne, Inc.

         ARTICLE TWO:      The purpose of the corporation is to engage in any
                           lawful act or activity not in conflict with the laws of the State of Nevada or of the United States of America.

         ARTICLE THREE:    The Corporation is authorized to issue one (1) class
                           of stock, which is voting Common Stock. The shares of Common Stock which this Corporation is authorized to issue shall have a par value of One-Tenth of One Cent
                           ($.001) per share and the number of shares of Common
                           Stock this Corporation is authorized to issue is five hundred million (500,000,000) shares.

         ARTICLE FOUR:     The Corporation shall, to the fullest extent
                           permitted by Nevada Revised Statutes Section 78.751, as the same may be amended, supplemented or replaced from time to time, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which one indemnified hereunder may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Pursuant to said Section 78.751, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

         ARTICLE FIVE:     A director of the Corporation shall not be liable to
                           the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Nevada
                           Revised Statutes as the same exist or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

The number of shares of the Corporation outstanding and entitled to vote on an amendment to and restatement of the Articles of Incorporation are __________________________________ (___________) shares of common stock. The foregoing amendment and restatement has been consented to and approved by a majority vote of the stockholders holding at least a majority of the common stock outstanding and entitled to vote thereon.

IN WITNESS WHEREOF, the undersigned officers have hereunto subscribed our names this ___ day of January, 2005.


                                                    ----------------------------
                                                    Ray W. Grimm, Jr.,
                                                    Chief Executive Officer


                                                    ----------------------------
                                                    Alfred Hanser,
                                                    Secretary